EXHIBIT 17

                               Form of Proxy Card


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                                      PROXY
                                       FOR
                       SPECIAL MEETING OF SHAREHOLDERS OF
                   THE FOLLOWING SERIES OF ORCHARD SERIES FUND

                             [Name of Acquired Fund]

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND.

The undersigned hereby appoints Beverly A. Byrne and David T. Buhler, or any of them, to be the attorneys and proxies of the undersigned at a special meeting of shareholders of Orchard Series Fund, to be held at 8525 East Orchard Road, Greenwood Village, Colorado 80111, at 10:00 a.m., Mountain Time, on March 29, 2004, and at any adjournment thereof, and to represent and cast the votes held of record by the undersigned on December 31, 2003, upon the proposal set forth below and as set forth in the Notice of Special Meeting and Proxy Statement for such meeting.

Please sign and date your Proxy and return promptly in the accompanying envelope.

_______________________________________         DATED: _________________, 2004
(Signature of Shareholder)

This Proxy may be revoked by the Shareholder (Contract owner) at any time prior to the Special Meeting.

Please fill in box as shown using black or blue ink or Number 2 pencil.
                                                                           [X]
                                             PLEASE DO NOT USE FINE POINT PENS.

This Proxy will be voted, and voted as specified. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED IN THE SAME PROPORTION AS THOSE FOR WHICH SPECIFICATIONS ARE MADE. The Board of Directors recommends a vote FOR the Proposal.

                                    PROPOSAL

            TO APPROVE A PLAN OF REORGANIZATION FOR THE [NAME OF ACQUIRED FUND], AN INDIVIDUAL SERIES OF ORCHARD SERIES FUND, AND [NAME OF ACQUIRING PORTFOLIO], AN INDIVIDUAL SERIES OF MAXIM SERIES FUND, INC., UNDER WHICH THE FOLLOWING WILL
OCCUR:

o The acquisition of the assets of [Name of Acquired Fund] by [Name of Acquiring Portfolio] in exchange for shares of [Name of Acquiring Portfolio].

o The liquidation and dissolution of [Name of Acquired Fund].

o The distribution of such shares to the shareholders of [Name of Acquired
Fund].


              For              Against           Abstain
             [    ]            [    ]            [    ]


                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT.
            PLEASE SIGN, DATE AND RETURN YOUR INSTRUCTION CARD TODAY